SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR 12(g) OF THE
SECURITIES EXCHANGE ACT OF 1934

ARROW STOCK HOLDING CORPORATION

(Exact Name of Registrant as Specified in Its Charter)

Delaware	82-0543156

(State of incorporation or organization)	(I.R.S. Employer Identification No.)

4211 South 102nd Street
Omaha, Nebraska 68127

(Address of Principal Executive Offices) (Zip Code)

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box.	If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box.

Securities Act registration statement file number to which this form relates: 333-88632

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class to be so Registered	Name of Each Exchange on Which Each Class is to be Registered

None	None

     Securities to be registered pursuant to Section 12(g) of the Act:

Common Stock, par value $0.01 per share

(Title of Class)

Item 1. Description of Registrant’s Securities to Be Registered

     A complete description of the common stock of the Registrant is contained under the captions “DESCRIPTION OF NEW AMERITRADE CAPITAL STOCK” and “COMPARISON OF THE RIGHTS OF NEW AMERITRADE, OLD AMERITRADE AND DATEK STOCKHOLDERS” in the Joint Proxy Statement/Prospectus (the “Joint Proxy Statement/Prospectus”) forming a part of the Registration Statement on Form S-4, as amended (File No. 333-88632) (the “Registration Statement”), filed by the Registrant with the Securities and Exchange Commission (the “Commission”) on August 6, 2002, under Rule 424(b) of the Securities Act of 1933, as amended (the “Securities Act”). Such description is hereby incorporated by reference.

     The Joint Proxy Statement/Prospectus will be used by Ameritrade Holding Corporation, a Delaware corporation (“Ameritrade”), and Datek Online Holdings Corp., a Delaware corporation (“Datek”), to solicit proxies in connection with special stockholder meetings of Ameritrade and Datek being held to vote on adoption of a Second Amended and Restated Agreement and Plan of Merger, dated July 26, 2002, among Ameritrade, Datek, the Registrant, Arrow Merger Corp., a Delaware corporation, and Dart Merger Corp., a Delaware corporation (the “Merger Agreement”). Pursuant to the Merger Agreement, the Registrant will become a new holding company, Ameritrade will become a wholly-owned subsidiary of the Registrant and Datek will be acquired and will become a wholly-owned subsidiary of the Registrant. Upon the consummation of such transactions, the Registrant will change its name to Ameritrade Holding Corporation.

     The Registrant’s common stock will become registered under Section 12(g) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), upon the filing of this Form 8-A with the Commission. Ameritrade’s Class A common stock currently is registered pursuant to Section 12(g) under the Exchange Act. If the transactions contemplated by the Merger Agreement are consummated, the Registrant will become a successor to Ameritrade pursuant to the Securities Act and the Exchange Act, and will assume various registration statements filed by Ameritrade prior to consummation of such transactions under the Securities Act and all reports filed by Ameritrade prior to the consummation of such transactions under the Exchange Act.

     If the transactions contemplated by the Merger Agreement are not consummated, the Registrant will issue no securities, and this Form 8-A will be immediately withdrawn.

Item 2. Exhibits

     A list of exhibits filed herewith or incorporated herein by reference is set forth on the Index to Exhibits, which is incorporated herein by reference.

SIGNATURE

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date: September 5, 2002

ARROW STOCK HOLDING CORPORATION

By:	/s/ Joseph H. Moglia
Name: Joseph H. Moglia Title: Chief Executive Officer

INDEX TO EXHIBITS

Exhibit
Number	Description of Document

3.1	Certificate of Incorporation of Arrow Stock Holding Corporation.

3.2	By-Laws of Arrow Stock Holding Corporation.

4.1	Form of common stock certificate of Arrow Stock Holding Corporation.